UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 28, 2023

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chairman of the Board
On August 28, 2023, James R. Craigie stepped down from his role as Chairman of the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”) and retired as a director of the Board.

Mr. Craigie has served as Chairman of the Board since March 2020, Lead Independent Director from April 2015 to March 2020 and as a director since November 2013. Mr. Craigie’s retirement was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board appointed R. Michael Mohan, who has served as a director since 2017, to serve as the Company’s Chairman of the Board, effective August 28, 2023.

Board Appointment
Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Rohit Lal as a director of the Company, effective August 28, 2023. Mr. Lal will stand for re-election at the 2024 annual meeting of stockholders. Mr. Lal has not yet been appointed to any Board committees.

Mr. Lal, age 63, serves as Executive Vice President and Chief Information Officer of Saia, Inc. (“Saia”), a public logistics provider, which he joined in August 2017. Prior to Saia, Mr. Lal was Director, Enterprise Architecture for CONA Services, an IT shared services company.

There is no arrangement or understanding between Mr. Lal and any other person pursuant to which Mr. Lal was appointed as a director. There are no family relationships between Mr. Lal and any director or other executive officer of the Company nor are there any transactions between Mr. Lal or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

As a non-employee director, Mr. Lal will be entitled to receive the standard cash and equity compensation for non-employee directors, as follows:

•$95,000 annual retainer for service on the Board; and
•Annual award of restricted stock units of the Company with a fair market value equal to $155,000.

The cash and equity compensation described above will be pro-rated based on the date Mr. Lal is appointed to the Board. The award of restricted stock units described above will vest on the date of the first annual meeting of stockholders following the grant date. Mr. Lal is also entitled to receive reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings.

Mr. Lal entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Mr. Lal satisfies the definition of “independent director” under the Nasdaq listing standards.

On August 28, 2023, the Company issued a press release announcing these changes to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release - Bloomin’ Brands Announces Board Changes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	August 28, 2023	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer